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CONVERTIBLE PREFERRED PURCHASE AGREEMENT

This Convertible Preferred Stock Purchase Agreement dated September 30, 2011 is by and between:

Huntington Chase Financial Group, LLC

_________________________________________

(the “Purchaser”)

Parallax Diagnostics, Inc

__________________________________________

(the “Company”  or  “PRLX”)

WHEREAS, Parallax Diagnostics, Inc. (“PRLX” “Seller”) a Nevada corporation at 2 Canal Park, 5th Floor Cambridge, MA 02141 is authorized to sell ten thousand (10,000) shares of Convertible Preferred stock (“Preferred”) of Parallax Diagnostics, Inc.

WHEREAS, Parallax Diagnostics, Inc. has not yet priced the Common Stock that the holder of Preferred is to convert into, the Purchaser and the Company have agreed to use the valuation of the Company at the time of its next financing to determine the price per share of Common stock.  If the Company has not completed a financing within the next six (6) months then the price of the Common Stock that the Preferred converts into will be priced at ten ($10.00) dollars per share; and

WHEREAS, Huntington Chase Financial Group, LLC (“HCFG” “Purchaser”) a Nevada Limited Liability Co which has signed the Investor Questionnaire, reviewed a Term Sheet, Subscription Supplement and Risk Factors; and

WHEREAS the parties wish to enter into a transaction whereby HCFG will acquire ten thousand (10,000) shares of Preferred stock of PRLX (the “Shares”) at ten ($10.00) dollars per share from PRLX on the terms and conditions set out herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement, and in order to consummate the purchase and the sale of the Parallax Diagnostics, Inc. Preferred stock aforementioned, it is hereby agreed as follows:

Confidential Convertible Preferred Stock Purchase Agreement                                                    Parallax Diagnostics, Inc                                                                                                                              November 12, 2010

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1.      PURCHASE AND SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated herby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller Parallax Diagnostic, Inc. Preferred stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation’s stock shall be duly endorsed for transfer of accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller. The closing of the transactions contemplated by this Agreement (“Closing”), shall be held at 1327 Ocean Ave, Suite M Santa Monica CA 90401, on September 30, 2011 at 10:00 AM PST, or such other place, date and time as the parties hereto may otherwise agree.

2.      The check issuance instructions are set forth below as follows;

Parallax Diagnostics, Inc.

In Care of: J. Michael Redmond

2 Canal Park, 5th Floor

Cambridge, MA 02141

            3.  Information for payment via bank wire;

Bank Name:                Bank of America

Branch:                        1301 4th Street

                                    Santa Monica, CA 90401

Account Name:           Parallax Diagnostics, Inc.

                        Account Number:       02184-22996

            Routing Number:        122000661

3.      The address of Purchaser where the Shareholder is to send the Parallax Diagnostics, Inc share certificate is outlined below:

Huntington Chase Financial Group, LLC

2341 Tuna Canyon Road

Topanga, CA 90290

4.      AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration for the stock purchase is fully set out below:

Purchase ten thousand (10,000) shares of preferred stock priced at $10.00 per share for one hundred thousand ($100,000) dollars.

5.      REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represent:

Confidential Convertible Preferred Stock Purchase Agreement                                                    Parallax Diagnostics, Inc                                                                                                                              November 12, 2010

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a.       Organization and Standing. Parallax Diagnostics, Inc is a corporation duly organized under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

6.        REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER.

 Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby.

7.      GENERAL PROVISIONS

a.       Entire Agreement. This agreement (including the exhibits hereto and any written agreements hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b.      Section and Other Heading. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c.       Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Los Angeles County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

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Confidential Convertible Preferred Stock Purchase Agreement                                                    Parallax Diagnostics, Inc                                                                                                                              November 12, 2010

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IN WITNESS WHEREOF, This Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed:

PARALLAX DIAGNOSTICS, INC.

By:  /s/ J. Michael Redmond                           _____              ____09/30/2011

       J. Michael Redmond                                                                    Date

       President

       Parallax Diagnostics, Inc

HUNTINGTON CHASE FINANCIAL GROUP, LLC

By: _/s/ Edward W. Withrow III________                           _____09/30/2011

       Edward W. Withrow III                                                              Date

       Managing Member

       Huntington Chase Financial Group, LLC

Confidential Convertible Preferred Stock Purchase Agreement                                                    Parallax Diagnostics, Inc                                                                                                                              November 12, 2010